SIGNIFICANT SUBSIDIARIES OF THE ASSOCIATED GROUP, INC.

EXHIBIT 21

                                                           STATE OF
                                                         INCORPORATION
                                                         -------------
ASSOCIATED COMMUNICATIONS OF MEXICO, INC.                  DELAWARE

ASSOCIATED PCN HOLDING CORPORATION                         DELAWARE

ASSOCIATED SMR, INC.                                       DELAWARE

ASSOCIATED RT, INC.                                        DELAWARE

ASSOCIATED INVESTMENTS, INC.                               DELAWARE

MICROWAVE SERVICES, INC.                                   DELAWARE

ASSOCIATED RADIO, INC.                                     DELAWARE